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                                                                   EXHIBIT 23.5


            CONSENT OF RECONTA ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of Chiron Corporation pertaining to the Viagene, Inc. Employee Stock Purchase Plan of our report dated February 28, 1995, with respect to the consolidated financial statements of JV Vax B.V. and subsidiaries included in the Current Report Form 8-K/A of Chiron Corporation dated January 4, 1995, as amended on March 17, 1995, filed with the Securities and Exchange Commission.


                                                       RECONTA ERNST & YOUNG


Milan, Italy
December 15, 1995